CLIFTON STAR RESOURCES INC.
INFORMATION CIRCULAR

ISSUED IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE ANNUAL AND EXTRA-ORDINARY GENERAL MEETING TO BE HELD ON THE 28TH DAY OF DECEMBER, 2007.

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation by the management of Clifton Star Resources Inc. (hereinafter called the Company) of proxies to be used at the time and place and for the purposes set forth in the accompanying Notice of Meeting. It is expected that this solicitation will be primarily by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The cost of solicitation by management will be borne by the Company.

REVOCABILITY OF PROXY

A person giving a proxy has the power to revoke it. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholders or by his attorney authorized in writing or if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereat duly authorized, deposited at the registered office of the Company at 430 - 580 Hornby Street, Vancouver, B.C. V6C 3B6 at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof and upon either of such deposits the proxy is revoked.

VOTING SHARES REPRESENTED BY THE PROXY

If the instructions of the shareholders given in the accompanying form of proxy are certain and the proxy is duly completed and delivered and has not been revoked the shares represented thereby will be voted on any poll except where the instruction of the shareholder is to withhold the vote. Where the shareholder has specified in the proxy a choice with respect to any matter to be acted upon, the shares will be voted on any poll in accordance with the specifications so made. WHENEVER A SHAREHOLDER HAS NOT SPECIFIED IN RESPECT OF A MATTER IDENTIFIED IN THE FORM OF PROXY A CHOICE AS TO HOW THE SHARES REPRESENTED BY HIS PROXY ARE TO BE VOTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOUR OF ANY SUCH MATTER, OR FOR THE ELECTION OF THE DIRECTORS OR THE APPOINTMENT OF THE AUDITORS NOMINATED BY THE MANAGEMENT OF THE COMPANY, AS THE CASE MAY BE.

The accompanying form of proxy when duly completed and delivered and not revoked confers authority upon the persons named as proxyholder therein to vote according to their discretion on any amendment or variations to any of the matters identified in the accompanying Notice of Meeting and to vote according to their discretion on any other matters which may properly come before the Meeting. At the time of printing this Information Circular, the management of the Company does not know of any amendments or variations to any of the matters identified in the accompanying Notice of Meeting or of any additional matters to be presented for action at the Meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or senior officer, past, present or nominated, or any associate of such persons or any person on behalf of whom this solicitation is made has any interest, direct or indirect, in any matter to be acted upon at the Meeting, involved in the normal business of the Meeting, or the general affairs of the company, save and except the special resolutions in respect to stock options as described herein.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

None of the directors or senior officers of the company have had any material interest, direct or indirect in any material transaction of the Company since the commencement of the Companys last completed financial year or in any proposed transaction which in either such case, has materially affected or will materially affect control of the company or any of its subsidiaries, save and except certain stock options as described below.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 100,000,000 shares without par value of which 12,663,182 shares are issued and outstanding. There is one class of shares authorized only. Each share carries the right to one vote so that the aggregate number of votes attaching to all the outstanding shares is 12,663,182.

Shareholders registered prior to the close of business on November 26, 2007 (the record date) will be entitled to receive notice of the meeting and to attend and vote thereat. If a shareholder transfers common shares after said date or additional shares are issued, the person who acquires the common shares may vote these common shares at the meeting if, not later than December 15, 2007, that person requests the Company to add his or her name to the list of shareholders entitled to vote at the meeting and establishes that he or she owns the common shares. If a shareholder desires to be represented at the Meeting by Proxy, the Instrument of Proxy duly complete must be mailed or deposited at Computershare Investor Services Inc., 510 Burrard Street, Vancouver, B.C. V6C 3B9 and must be received at that office not less than 48 hours, excluding Saturdays, Sundays and holidays, before the time for the holding of the Meeting.

To the best of the knowledge of the directors and officers of the Company, as of the date of this Information Circular, there is no person or company who beneficially owns, directly or indirectly, equity shares carrying more than 10% of the voting rights attached to all equity shares of the Company save and except:

Name and Address	Type of Ownership	No. of Shares Owned	Percentage of Shares Outstanding
NICK SEGOUNIS 7691 Willowfield Drive Richmond, B.C.	Direct, Indirect, Beneficial	1,319,500	10.42%

STATEMENT OF EXECUTIVE COMPENSATION

Annual Compensation					Long Term Compensation
					Awards Payouts
					Securities
				Other	Under	Restricted		All
Name and				Annual	Options/	Shares or		Other
Principal				Compen-	SARs	Restricted	LTIP	Compen-
Position	Year	Salary	Bonus	sation	Granted	Share Units	Payouts	sation
		($)	($)	($)	(#)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
NICK	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A
SEGOUNIS	2006				N/A
Former	2005				427,000
President &
Director
WILLIAM E.	2007	N/A	N/A	N/A	N/A	N/A	N/A	15,792
SCHMIDT	2006				50,000			7,016
Former	2005				N/A			5,089
Director &
Secretary

Number of Executive Officers of the Company: 1

Aggregate cash consideration paid or payable to Executive Officers for management services during the 12 months ended June 30, 2007 is nil for management fees.

Options: An Executive Officer has an option to purchase up to 436,500 shares at a price of $0.20 per share exercisable up to July 14, 2008.

The guidelines for determining the number of share of the company reserved for options are set out in the Policies of the B.C. Securities Commission and the policies of the TSX Venture Exchange.

ELECTION OF DIRECTORS

The directors of the Company are annually elected and hold office until the next Annual General Meeting of the Company or until their successors are appointed, unless a director ceases to hold office pursuant to the Business Corporations Act, SBC 2002, or his office is vacated pursuant to the Articles of the Company. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed.

THE MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES HEREIN LISTED IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY MANAGEMENT TO VOTE THE PROXY FOR THE ELECTION OF AN OTHER PERSON OR PERSONS AS DIRECTORS.

The following table set out the information concerning management nominees for the office of Director, all of whom are ordinarily resident in Canada.

Name and Place of Residence	Term Expires	Past and Present Principal Occupation for last 5 Years	Period for which Nominee has been a Director of the Company	Approximate No. of shares Beneficially Owned Directly or Indirectly as at November 28, 2007

NICK SEGOUNIS* Richmond, B.C. DIRECTOR	At the Next Annual General Meeting	Self-Employed Business- man; President & Director of Kaplani Holdings Ltd.; director of various public companies	December 16, 1992 to Present	1,319,500
HARRY MILLER Bellevue, Washington PRESIDENT & DIRECTOR	At the Next Annual General Meeting	Self-Employed Business- man; Vice-President, Clifton Star Resources Inc.	October 11, 2007 to Present	404,700
FRED ARCHIBALD Concord, Ontario DIRECTOR	At the Next Annual General Meeting	Self-Employed Professional Geologist	August 21, 2007 to date	0
DEANS. ROGERS South Porcupine, Ont. DIRECTOR	At the Next Annual General Meeting	Self-Employed Professional Geologist	January 18, 2007 to date	0

* Member of the Audit Committee.

The Board of Directors has three committees:

a)

the Audit and Finance Committee which consists of William E. Schmidt (former director), Harry Miller and Nick Segounis;

b)

the Corporate Governance Committee which consists of Harry Miller and Nick Segounis.

Corporate Cease Trade Orders and Bankruptcies

None of the proposed directors are, or within the ten years prior to the date of this Information Circular,

have been a director, officer or promoter of any other issuer or reporting company which have been struck from the Registrar of Companies by the B.C. Registrar of Companies or other similar authority or was subject to a cease trade or similar order, or an order that denied the other issuer access to any statutory exemptions, or suspension order for a period of more than 30 consecutive days,.

None of the proposed directors have been a director officer or promoter of any other issuer or reporting company which was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislative authority relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that reporting company.

Penalties and Sanctions

None of the proposed directors have been the subject of any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, the promotion, formation or management of a publicly traded company or involving theft or fraud.

Individual Bankruptcies

No proposed director has, within the ten years prior to the date of the Prospectus, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

The Board of Directors has adopted:

a)

the Audit and Finance Committee of the Board of Directors Charter;

b)

the Nominating and Corporate Governance Committee of the Board of Directors Charter; and

c)

a Code of Business Ethics;

in order to comply with Multilateral Instrument 502-109. Copies of these documents are located under the Company’s name on the Sedar website (www.sedar.com).

The Audit Committee of the Board of Directors must establish “whistler blower” procedures in order to comply with Section 2.3(7) of Multilateral Instrument 52-110. A copy of the proposed procedure is located under the Company’s name on the Sedar website.

CORPORATE GOVERNANCE DISCLOSURE

The Company is a Venture Issuer and is required to provide the following information in its Management Information Circular if the Company is soliciting a proxy for the election of Directors.

Board of Directors

The Board of Directors has created a Nominating and Corporate Governance Committee and has approved a charter for that committee. A copy of the charter has been placed on the Sedar website. The said committee is intended to provide the exercise of independent supervision over management.

The Board includes the following persons who are considered to be independent in the circumstances of this Company: Dean S. Rogers and Nick Segounis.

In addition, the Board includes Harry Miller and Fred Archibald as directors. They are not considered independent as they perform the role of officers for the Company.

Directorships

The following directors are presently directors of other issuers which are reporting issuers or their equivalent in a domestic or foreign jurisdiction.

Orientation and Continuing Education

The Board does not have any formal procedure to orient new board members nor does it have a formal policy of providing continuing education for directors.

The Company relies upon its professional advisors to update the knowledge of the board members in respect to changes in relevant policies and regulations. The Nominating and Corporate Governance Committee will be expected to select any new members from persons who have the requisite knowledge and experience to ensure that the lack of formal policy will not detract from the performance of board members.

Ethical Business Conduct

The Board has adopted a Code of Business Ethics to promote a culture of ethical business conduct and relies upon the selection of persons to and as directors, officers and employees who they consider to meet the highest ethical standards.

Nominations of Directors

The Nominating and Corporate Governance Committee is charged with the responsibility of identifying new candidates for board nominations, including setting up a procedure for identifying new candidates.

Compensation

The directors of the Company do not receive compensation as such. The compensation payable to officers and for consulting services are determined by the Board of Directors according to their understanding as to the amount of compensation is reasonable in the circumstances of the services performed by officers or consultants.

Other Board Committee

The Board does not have any standing committee other than audit, compensation and nominating and corporate governance committees. However, it does have a corporate disclosure system which is described in notes which have been placed on the Sedar website.

Assessment

The Nominating and Corporate Governance Committee is charged with the responsibility of satisfying itself that the board, its committees and individual directors are performing effectively.

REMUNERATION OF MANAGEMENT AND OTHERS

No director received monies during the past fiscal year for management services. Since June 30, 2004, the law firm in which a Director of the Company is a partner, has received $5,089 in legal fees.

No person or retirement benefit plans have been instituted by the Company and none are proposed at this time.

During the last fiscal year and to date, the following directors or employees have certain incentive stock options.

Date of Grant	Optionee	No. of Shares	Price$	Expiry Date

July 14, 2006	Harry Miller	436,500	0.20	July 14, 2008
July 14, 2006	William E. Schmidt	50,000*	0.20	July 14, 2008
November 20/06	Sandra J. Morton	100,000*	0.31	November 20/08
March 7, 2007	Ian Beardmore	150,000	0.77	March 7, 2008
March 7, 2007	George Kanalos	75,000	0.77	March 7, 2008
July 11, 2007	Fred Archibald	300,000	2.00	July 11, 2009
July 12, 2007	Michael T. Mason	400,000	2.00	July 12, 2009
October 19, 2007	A.B. Korelin & Assoc.	100,000	2.50	October 19, 2009

* Exercised.

None of the directors or senior officers of the company or associate or affiliate of any of them have been indebted to the Company since the beginning of the last completed financial year.

APPOINTMENT OF AUDITORS

It is intended to vote the proxy to appoint Davidson & Company, Chartered Accountants, of 1270 - 609 Granville Street, Vancouver, B.C. as Auditors of the Company, and to authorize the directors to fix their remuneration. The firm has been Auditor of the Company since December 31, 1991.

MANAGEMENT CONTRACTS

There are no management contracts with persons other than the directors.

OTHER MATTERS TO BE ACTED UPON

There shall be moved at the Meeting the following resolutions:

1.

A special resolution, (1) to ratify and approve the exercise of any stock options granted to directors, officers and/or employees of the Company and/or its subsidiaries during the previous year or as granted hereunder, (2) to authorize and approve the granting and exercise of stock options that the Company might see fit in their discretion to grant to directors, officers and/or employees of the Company and/or its subsidiaries during the forthcoming year at such prices and upon such terms as may be acceptable to the TSX Venture Exchange and to ratify the exercise of any options so granted, and (3) to authorize the directors to renegotiate or cancel any existing stock options.

2..

A special resolution to approve the stock option plan dated December 14, 2006.

Shareholders will be asked to consider and, if thought fit, to approve a stock option plan (the “Plan”). The resolution must be approved by Disinterested Shareholder approval as defined in the policies of the TSX Venture Exchange (“Majority of Minority Approval”). Management is of the view that it is in the best interests of the Company to implement the Plan. The Plan, if approved by the shareholders and the TSX Venture Exchange (the “Exchange”), will become effective upon such approval.

The Plan has been prepared in accordance with the policies of the Exchange. It reserves 2,532,636 common shares for issuance pursuant to the exercise of options granted pursuant to the Plan being less than 20% of the number of common shares expected to be issued and outstanding as at the effective date of the Plan. Any common shares subject to a share option which for any reason is cancelled or terminated without having been exercised shall again be available for grant under the Plan.

The Plan provides that eligible persons thereunder include any director, officer, employee (full or part-time), consultant or management company employee of the Company or any affiliate of the Company designated by the directors under the Plan. The definition of consultant is the same as that contained in the policies of the Exchange.

The Plan will be administered by the board of directors or a committee thereof. The board of directors will have the authority to determine, among other things, the persons to whom options are granted and the number of such options. At the time an option is granted, the board will also determine the exercise price of the option which, subject to a minimum price of $0.10, shall be equal to the closing price of the common shares on the Exchange on the day immediately preceding the date of grant, and any vesting criteria or other restrictions with respect to the exercisability of the option. At a minimum, unless the approval of the Exchange is received, options will vest in equal installments, either monthly, quarterly or biannually, at the discretion of the board over a period of 18 months. Subject to any restrictions contained in the Plan, the board may also impose such other terms and conditions as it shall deem necessary or advisable at the time of grant.

The term of the options will be determined by the board, but in any case must be no more than five years from the date of grant. Options are not transferable other than by will or the laws of descent and distribution. If an optionee dies, the legal representative of the optionee may exercise the option (to the extent that it has vested at the time of death) until the earlier of one year after the date of death and the option’s expiration date.

The Plan provides that the maximum number of common shares which may be reserved for issuance to any participant pursuant to options may not exceed 5% of the common shares outstanding at the time of grant (on a non-diluted basis) less the aggregate number of common shares reserved for issuance to such person under any other option to purchase common shares under any other share compensation arrangement. Under the Plan, the maximum number of common shares that may be issued to any participant, or to one insider and the insider’s associates, within a one year period pursuant to option exercises may not exceed 5% of the outstanding issue.

The maximum number of common shares which may be reserved for issuance to all the insiders of the Company pursuant to share options is limited to 20% of the common shares outstanding at the time of the grant (on a non- diluted basis) less the aggregate number of common shares reserved for issuance to insiders under any other share compensation arrangement.

The Company will not provide any optionee with financial assistance in order to enable such optionee to exercise share options granted under the Plan.

A copy of the Plan is attached to this Information Circular as Schedule A.

3 .

An ordinary resolution that the members ratify, confirm and approve all acts, deeds and things done by and the proceedings of the directors and officers of the company on its behalf since the last Annual General Meeting of the Company.

To pass the proposed special resolutions, an affirmative vote of not less than seventy-five (75%) per cent of the votes cast by the shareholders of the Company present in person or by proxy at the Meeting is required.

THE MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OF SHAREHOLDERS OTHER THAN REFERRED TO IN THE NOTICE OF MEETING. SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING,

THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

DATED this 26th day of November, A.D. 2007.

BY ORDER OF THE BOARD OF DIRECTORS